UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2017

Olympic Steel, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 292-3800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.07.                  Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Olympic Steel, Inc. (the “Company”) was held on April 28, 2017. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected Michael D. Siegal, Arthur F. Anton, Donald R. McNeeley and Michael G. Rippey as directors of the Company to serve until the Company’s 2018 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Michael D. Siegal	8,277,333	565,593	1,131,130
Arthur F. Anton	8,327,025	515,901	1,131,130
Donald R. McNeeley	7,320,795	1,522,131	1,131,130
Michael G. Rippey	8,059,294	783,632	1,131,130

Proposal 2. The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. The voting results were as follows:

For	Against	Abstain
9,887,525	79,141	7,390

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,397,632	430,825	14,469	1,131,130

Proposal 4. The shareholders recommended, on an advisory basis, the frequency of shareholder votes on named executive compensation as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,968,442	4,340	1,861,779	8,365	1,131,130

The Company has determined that future shareholder advisory votes on named executive officer compensation will be held every year until the next vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

	By:	/s/ Richard T. Marabito
		Name:	Richard T. Marabito
		Title:	Chief Financial Officer

Date: May 1, 2017